Exhibit 10.1

4,000,000 Shares

MAMMOTH ENERGY SERVICES, INC.

Common Stock

UNDERWRITING AGREEMENT

June 26, 2018

CREDIT SUISSE SECURITIES (USA) LLC,
As Representative of the Several Underwriters,
Eleven Madison Avenue,
New York, N.Y. 10010-3629

Dear Sirs:

1. Introductory. The stockholders listed in Schedule B hereto (collectively, the “Selling Stockholders”) agree severally and not jointly with the several Underwriters named in Schedule A to sell to the several Underwriters an aggregate of 4,000,000 outstanding shares of the common stock, par value $0.01 per share (the “Securities”), of Mammoth Energy Services, Inc., a Delaware corporation (“Company”) (such 4,000,000 aggregate shares of the Securities being hereinafter referred to as the “Firm Securities”). The Selling Stockholders also agree severally and not jointly with the Underwriters to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 600,000 additional shares of the Securities (such 600,000 aggregate shares of the Securities being hereinafter referred to as the “Optional Securities”), as set forth in Section 3 of this Agreement. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.”

2. Representations and Warranties of the Company and the Selling Stockholders.

(a) The Company represents and warrants to, and agrees with, the several Underwriters that:

(i)  Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-221268), which has become effective, covering the registration of the Offered Securities under the Act, including a related base prospectus or prospectuses. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.
For purposes of this Agreement:
“430B Information”, means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).
“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.
“Act” means the Securities Act of 1933, as amended.
“Applicable Time” means 6:20 pm (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.
“Commission” means the Securities and Exchange Commission.
“Effective Time” with respect to the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.
“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C to this Agreement
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.
“Representative” means Credit Suisse Securities (USA) LLC.
“Rules and Regulations” means the rules and regulations of the Commission.
“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the NASDAQ Global Market (“Exchange Rules”).
“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.
Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.
(ii)  Compliance with the Requirements of the Act. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post‑effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b), and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.
(iii) Filing Fees. The Company has paid or shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456 and otherwise in accordance with Rules 456 and 457.
(iv) Ineligible Issuer Status. (i) At the time of the initial filing of the Registration Statement and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(v) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus supplement, dated June 26, 2018, including the base prospectus, dated June 19, 2018 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule C to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.
(vi) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus, at a time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representative and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(vii) Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own and/or lease its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or to be in good standing as a foreign corporation in such other jurisdictions would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(viii) Subsidiaries. The Company’s “significant” subsidiaries, as defined in Rule 1-02 of Regulation S-X, immediately prior to the closing of the offering contemplated by this Agreement, will be the entities listed on Schedule D hereto. Each such subsidiary has been duly incorporated or formed and is existing and in good standing under the laws of the jurisdiction of its incorporation or formation, with corporate, limited liability company and/or other similar power and authority to own and/or lease its properties and conduct its business as described in the General Disclosure Package; and each such subsidiary is duly qualified to do business as a foreign corporation, limited liability company or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing as a foreign corporation, limited liability company or other entity in such other jurisdictions would not result in a Material Adverse Effect; all of the issued and outstanding capital stock, limited liability company interests or other ownership interests in each such subsidiary of the Company have been duly authorized and validly issued and, in the case of any corporation, are fully paid and non-assessable, and in the case of a limited liability company, the Company has no obligation to make further payments for its limited liability company interests or contributions to such subsidiary solely by reason of its ownership of such limited liability company interests or its status as a member of such subsidiary, and the Company will have no personal liability for the obligations of such subsidiary solely by reason of being a member of such subsidiary; and the equity interests in each such subsidiary will be owned, on or prior to the First Closing Date, by the Company, directly or through subsidiaries, free from liens, encumbrances and defects, except such that arise or may arise under the Company’s revolving credit facility as described in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(ix) Offered Securities. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, and will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder. Except as disclosed in the Registration Statement and the General Disclosure Package, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options. The Company has not, directly or indirectly, offered or sold any of the Offered Securities by means of any “prospectus” (within the meaning of the Act and the Rules and Regulations) or used any “prospectus” or made any offer (within the meaning of the Act and the Rules and Regulations) in connection with the offer or sale of the Offered Securities, in each case other than the preliminary prospectus referred to in Section 2(a)(v) hereof.

(x) Other Offerings. The Company has not sold, issued or distributed any common shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Act.

(xi) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xii) Registration Rights. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(k) hereof.

(xiii) Listing. The Offered Securities are listed on The NASDAQ Global Market.

(xiv) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained, or made and such as may be required under state securities laws or by the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xv) Title to Property. Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free and clear of all liens, charges, encumbrances and defects except such that (x) arise or may arise under the Company’s revolving facility as described in the Registration Statement, the General Disclosure Package and the Final Prospectus or (y) do not materially affect the value thereof and do not interfere in any material respect with the use made or proposed to be made thereof by them and, except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases, with such exceptions as are not material and do not interfere in any material respect with the use made or proposed to be made thereof by them.
(xvi) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, and the sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except in the case of clauses (ii) and (iii), for any breaches, violations, defaults, liens, charges or encumbrances, which, individually or in the aggregate, would not result in a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
(xvii) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its respective charter, by-laws or similar organizational documents or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xviii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xix) Possession of Licenses and Permits. The Company and its subsidiaries possess all adequate certificates, authorizations, franchises, licenses and permits issued by appropriate federal, state, local or foreign regulatory bodies (collectively, “Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them, except where the failure to have obtained the same would not result in a Material Adverse Effect. The Company and each of its subsidiaries are in compliance with the terms and conditions of all such Licenses, except where the failure to so comply would not, individually or in the aggregate, result in a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, result in a Material Adverse Effect.

(xx) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would result in a Material Adverse Effect.

(xxi) Possession of Intellectual Property. The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, result in a Material Adverse Effect.

(xxii) Environmental Laws. Except as disclosed in the General Disclosure Package, (a)(i) neither the Company nor any of its subsidiaries is in violation of, and does not have any liability under, any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances (as defined below), to the protection or restoration of the environment or natural resources, to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”) that would, individually or in the aggregate, have a Material Adverse Effect, (ii) to the knowledge of the Company, neither the Company nor any of its subsidiaries own, occupy, operate or use any real property contaminated with Hazardous Substances, (iii) neither the Company nor any of its subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) to the knowledge of the Company, neither the Company nor any of its subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (v) neither the Company nor any of its subsidiaries is subject to any pending, or to the Company’s knowledge threatened, claim by any governmental agency or governmental body or person arising under Environmental Laws or relating to Hazardous Substances, and (vi) the Company and its subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their business, except in each case covered by clauses (i) – (vi) such as would not, individually or in the aggregate, result in a Material Adverse Effect; (b) to the knowledge of the Company and its subsidiaries there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would result in a Material Adverse Effect; and (c) in the ordinary course of its business, the Company and its subsidiaries periodically evaluate the effect, including associated costs and liabilities, of Environmental Laws on the business, properties, results of operations and financial condition of the Company, and, on the basis of such evaluation, the Company and its subsidiaries have reasonably concluded that such Environmental Laws will not, individually or in the aggregate, result in a Material Adverse Effect. For purposes of this subsection “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.

(xxiii) Accurate Disclosure; Exhibits. The statements in the General Disclosure Package and the Final Prospectus under the headings, “Business—Our Services,” “Business—Regulation,” “Legal Proceedings,” “Description of our Common Stock,” “Certain Relationships and Related Party Transactions and Director Independence” and “Material U.S. Federal Income and Estate Tax Considerations for Non-U.S. Holders,” insofar as such statements summarize legal matters, agreements, documents or legal or regulatory proceedings discussed therein, are accurate and fair summaries, in all material respects, of such legal matters, agreements, documents or legal or regulatory proceedings and present the information required to be shown. There are no contracts or documents which are required to be described in the Registration Statement or the General Disclosure Package pursuant to Form S-3 or to be filed as exhibits to the Registration Statement pursuant to Item 601 of Regulation S-K which have not been so described or filed as required, except for such exhibits as would not have a Material Adverse Effect.

(xxiv) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxv) Statistical and Market-Related Data. Any third-party statistical and market-related data included or incorporated by reference in a Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate.

(xxvi) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are in compliance with all applicable provisions of Sarbanes-Oxley and Exchange Rules. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the applicable Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. Generally Accepted Accounting Principles (“GAAP”) and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. The Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 90 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls, any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would result in a Material Adverse Effect.

(xxvii) Litigation. Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, result in a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are to the Company’s knowledge, threatened or contemplated.

(xxiii) Financial Statements.     The historical financial statements included or incorporated by reference in the Registration Statement and the General Disclosure Package present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows of the Company and its subsidiaries for the periods shown, and such financial statements have been prepared in conformity with GAAP, applied on a consistent basis; and the pro forma financial statements included or incorporated by reference in the General Disclosure Package have been prepared in accordance with the applicable accounting requirements of Regulation S-X under the Act, the assumptions used in preparing the pro forma financial statements included or incorporated by reference in the Registration Statement and the General Disclosure Package provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts. Grant Thornton LLP has certified the audited financial statements of the Company included or incorporated by reference in the Registration Statement, General Disclosure Package and the Final Prospectus, and is an independent registered public accounting firm with respect to each of the Company, Mammoth Energy Partners LP, Stingray Pressure Pumping LLC and Lantern Drilling Company within the Rules and Regulations and as required by the Act and the applicable rules and guidance from the Public Company Accounting Oversight Board (United States). PricewaterhouseCoopers LLP has certified the audited financial statements of Sturgeon Acquisition LLC included or incorporated by reference in the Registration Statement, General Disclosure Package and the Final Prospectus and is an independent registered public accounting firm with respect to each of the Company and Sturgeon Acquisition LLC within the Rules and Regulations and as required by the Act and the applicable rules and guidance from the Public Company Accounting Oversight Board (United States). The other financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Final Prospectus present fairly, in all material respects, the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus. There are no financial statements that are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Final Prospectus that are not so included or incorporated by reference as required.

(xxix) No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package, since the end of the period covered by the latest audited financial statements included or incorporated by reference in the General Disclosure Package (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole, that is material and adverse, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company or any of its subsidiaries, (iv) there has been no material transaction entered into and there is no material transaction that is probable of being entered into by the Company or any of its subsidiaries other than transactions in the ordinary course of business and (v) there has been no obligation, direct or contingent, that is material to the Company or any of its subsidiaries taken as a whole, incurred by the Company or any of its subsidiaries, except obligations incurred in the ordinary course of business.

(xxx) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(xxxi) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Section 3(a)(62) of the Exchange Act has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(e)(ii) hereof.

(xxxii) Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are adequate for the conduct of their business. All such policies of insurance insuring the Company and its subsidiaries are in full force and effect. The Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Neither the Company nor any of its subsidiaries has any reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as disclosed in the Registration Statement and the General Disclosure Package.
(xxxiii) Tax Returns. The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not result in a Material Adverse Effect); and the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for any such taxes, assessments, fines or penalties currently being contested in good faith or as would not, individually or in the aggregate, result in a Material Adverse Effect.
(xxxiv) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among the Company or its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or its subsidiaries on the other hand, which is required to be described in the General Disclosure Package which is not so described therein. The Final Prospectus will contain the same description of the matters set forth in the preceding sentence contained in the General Disclosure Package.
(xxxv) ERISA. The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, with respect to which the Company or any of its subsidiaries could have any liability (each an “Employee Benefit Plan”), and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the “Code”), is so qualified and nothing has occurred since the date of such qualification which could reasonably be expected to result in the loss of such qualification; each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any of its subsidiaries maintain or are required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each Employee Benefit Plan is in and has been operated in compliance with all applicable laws, including but not limited to ERISA and the Code, except where the failure to comply would not reasonably be expected to result in a Material Adverse Effect; no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists with respect to each Employee Benefit Plan that would subject the Company or any of its subsidiaries to any tax, fine, lien, penalty or liability imposed by ERISA or the Code; no non-exempt “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any Employee Benefit Plan; and neither the Company nor any of its subsidiaries have incurred or would reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063 or 4064 of ERISA, or any other liability under Title IV of ERISA.
(xxxvi) No Unlawful Payments. None of the Company, any of its subsidiaries or any director or officer, or to the knowledge of the Company, any agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee from corporate funds including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (D) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company has instituted, maintains and enforces, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.
(xxxvii) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the anti-money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations and guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or its subsidiaries, threatened.
(xxxiii) Compliance with OFAC. None of the Company, any of its subsidiaries or any director or officer, or to the knowledge of the Company, any agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor are the Company or its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, the Crimea region and Syria (each, a “Sanctioned Country”); and neither the Company nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering and sale of its Offered Securities under this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity for the purpose of (i) funding or facilitating any unauthorized activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) funding or facilitating any unauthorized activities of or business in any Sanctioned Country or (iii) in any other manner violating by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in any unauthorized dealings or transactions with any person that at the time of such dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.
(xix) Emerging Growth Company. The Company is an emerging growth company as defined in Section 2(a)(19) of the Act. Neither the Company nor any person authorized by the Company has engaged in any oral or written communication in connection with the offering of the Offered Securities in reliance on Section 5(d) of the Act.
(b) Each Selling Stockholder severally represents and warrants to, and agrees with, the several Underwriters that:

(i) Title to Securities. Such Selling Stockholder is, and immediately prior to each Closing Date will be, the record and beneficial owner of the Offered Securities to be sold by such Selling Stockholder and, at each Closing Date, such Offered Securities will be free and clear of all liens, encumbrances, equities and claims and, if applicable, such Selling Stockholder has duly endorsed the Offered Securities to be sold by it in blank, and assuming that the Underwriters acquire their interests in the Offered Securities to be sold by such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”), the Underwriters, by purchasing the Offered Securities to be delivered on the applicable Closing Date, by making payment therefor as provided herein, and having the Offered Securities to be sold by such Selling Stockholder credited to the securities account or accounts of the Underwriters maintained with The Depository Trust Company (the “DTC”) or such other securities intermediary, will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to the Offered Securities to be sold by such Selling Stockholder and purchased by the Underwriters, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against the Underwriters with respect to the Offered Securities to be sold by such Selling Stockholder. Such Selling Stockholder has and, on each Closing Date will have, good and valid title to all of the Offered Securities to be delivered by such Selling Stockholder on such Closing Date.

(ii) Absence of Further Requirements. No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by such Selling Stockholder for the consummation of the transactions contemplated by this Agreement in connection with the offering and sale of the Offered Securities to be sold by such Selling Stockholder, except such as have been obtained and made under the Act and such as may be required under state securities laws.

(iii) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of any Selling Stockholder pursuant to (i) any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Stockholder or any of its properties, (ii) any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject, or (iii) the charter or by-laws of such Selling Stockholder that is a corporation or the certificate of formation or the limited liability company agreement of such Selling Stockholder that is a limited liability company, except in the case of clauses (i) and (ii), for any breaches, violations, defaults, liens, charges or encumbrances, which would not, individually or in the aggregate, result in an material adverse effect on the performance of such Selling Stockholder of this Agreement or adversely affect such Selling Stockholder's ability to perform its obligations hereunder or enforceability hereof.

(iv) Compliance with the Requirements of the Act. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)

(3) of the Act (whether by post‑effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence applies only to such information furnished to the Company by such Selling Stockholder specifically for use in connection with the preparation of the Registration Statement, the General Disclosure Package and the Final Prospectus, such information with respect to such Selling Stockholder is identified under the heading “Selling Stockholders” (the “Selling Stockholder Information”).

(v) No Undisclosed Material Information. The sale of the Offered Securities by such Selling Stockholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries that is not set forth the General Disclosure Package.
(vi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by such Selling Stockholder.
(vii) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(viii) Absence of Manipulation. Such Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(ix) No Distribution of Offering Material. Such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Offered Securities.

(x) Good Standing of the Selling Stockholders. Such Selling Stockholder is validly existing and in good standing under the laws of the jurisdiction of its organization.

(xi) Material Agreements. There are no material agreements or arrangements relating to the Company or its subsidiaries to which such Selling Stockholder (or, to such Selling Stockholder’s knowledge, any direct or indirect stockholder or member, as the case may be, of such Selling Stockholder) is a party, which are required to be described in the Registration Statements or the Final Prospectus or to be filed as exhibits thereto that are not so described or filed.

Any certificate signed by any officer of a Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters in connection with this Agreement shall be deemed a representation and warranty by such Selling Stockholder as to matters covered thereby, to the Underwriters.
Each of the Selling Stockholders acknowledges that for purposes of the opinions to be delivered to the Underwriter pursuant to Section 7 of this Agreement, counsel to the Company, counsel to the Selling Stockholders and counsel to the Underwriters will rely upon the accuracy and truth of the foregoing representations, and each of the Selling Stockholders hereby consents to such reliance.
3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, each Selling Stockholder agrees, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from each Selling

Stockholder, at a purchase price of $38.01 per share, that number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule B hereto, by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the total number of Firm Securities.

The Selling Stockholders will deliver the Firm Securities to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative, against payment of the purchase price for such Firm Securities by the Underwriters in Federal (same day) funds by a wire transfer to an account at a bank specified, as applicable, by each Selling Stockholder (and acceptable to the Representative) drawn to the order of the Selling Stockholders, as applicable, at the office of Latham & Watkins LLP, 811 Main Street Suite 3700, Houston, Texas 77002, at 9:00 A.M., New York time, on June 29, 2018, or at such other time not later than seven full business days thereafter as shall be agreed upon by the Company and the Representative, such time being herein referred to as the “First Closing Date.” For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering contemplated by this Agreement. Delivery of the Firm Securities will be made through the facilities of the Depositary Trust Company (the “DTC”) unless the Representative shall otherwise instruct and evidence of their issuance will be made available to the Representative.

In addition, upon written notice from the Representative given to the Selling Stockholders from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Selling Stockholders agree, severally and not jointly, to sell to the Underwriters the respective numbers of Optional Securities obtained by multiplying the number of Optional Securities specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the names of such Selling Stockholders in Schedule B hereto under the caption “Number of Optional Securities to be Sold” and the denominator of which is the total number of Optional Securities (subject to adjustment by the Representative to eliminate fractions). Such Optional Securities shall be purchased from each Selling Stockholder for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by the Representative in its discretion to eliminate fractions). No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company and the Selling Stockholders.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representative but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. Each Selling Stockholders will deliver the Optional Securities being purchased from such Selling Stockholder on each Optional Closing Date to or as instructed by the Representative for the accounts of the several Underwriters in a form reasonably acceptable to the Representative, against payment of the purchase price therefore in Federal (same day) funds by a wire transfer to an account at a bank specified by such Selling Stockholder (and acceptable to the Representative) drawn to the order of such Selling Stockholder, at the office of Latham & Watkins LLP. The delivery of any Optional Securities will be made through the facilities of the DTC unless the Representative shall otherwise instruct and evidence of their issuance will be made available to the Representative.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company and the Selling Stockholders. The Company agrees with the several Underwriters and the Selling Stockholders that:

(a)  Additional Filings. The Company has filed or will file each Statutory Prospectus (including the Final Prospectus) in a form approved by the Representative, with the Commission, pursuant to and in accordance with subparagraph (2) (or, if applicable and if consented to by the Representative, subparagraph (5)) of Rule

424(b) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The Company has complied and will comply with Rule 433.

(b)  Filing of Amendments: Response to Commission Requests. The Company will promptly advise the Representative of any proposal to amend or supplement at any time the Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representative’s consent, which shall not be unreasonably withheld; and the Company will also advise the Representative promptly of (i) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (ii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c)  Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representative of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representative, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d)  Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.

(e)  Furnishing of Prospectuses. The Company will furnish to the Representative copies of the Registration Statement, including all exhibits, and upon the request of the Representative, signed copies of the Registration Statement, any Statutory Prospectus, and the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representative reasonably requests. The Final Prospectus shall be so furnished on or prior to 5:00 P.M., New York time, on the business day following the execution and delivery of this Agreement unless otherwise agreed by the Company and the Representative. All other such documents shall be so furnished as soon as available. The Company and the Selling Stockholders will pay the expenses of printing and distributing to the Underwriters all such documents.

(f)  Blue Sky Qualifications. The Company shall cooperate with the Underwriters and counsel for the Underwriters to qualify or register the Offered Securities for resale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Underwriters, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Securities. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not presently qualified or subject to taxation.

(g)  Reporting Requirements. During the period of five years hereafter, the Company will furnish to the Representative and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representative (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representative may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(h)  Payment of Expenses. The Company and each Selling Stockholder agree with the several Underwriters that the Company will pay all expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement, including but not limited to (i) any filing fees and reasonable attorney’s fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Securities for offer and sale under the state securities or blue sky laws of such jurisdictions as the Representative designates and the preparation and printing of memoranda relating thereto, (ii) the filing fees incident to, and the fees and expenses of counsel for the Underwriters up to $20,000 related to, the FINRA’s review and approval of the Underwriters’ participation in the offering and distribution of the Offered Securities, (iii) costs and expenses of the Company’s officers and employees and any other expenses of the Company relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees, provided, however, that the Underwriters will pay for 50% of the costs and expenses of any chartered flight, except for flights on which there is no representative of the Representative, (iv) fees and expenses incident to listing the Offered Securities on the NASDAQ Global Market, (v) fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, (vi) expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and expenses incurred in preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors and (vii) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement. Notwithstanding the foregoing, each Selling Stockholder agrees to pay any transfer taxes on the sale of the Offered Securities by such Selling Stockholder to the Underwriters. Except as provided in this Agreement, the Underwriters shall pay their own expenses, including the fees and disbursement of their counsel.

(i) [Reserved]

(j) Absence of Manipulation. The Company and the Selling Stockholders will not take, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(k) Further Agreements of the Selling Stockholders. Each of the Selling Stockholders agrees to furnish to the Representative, prior to the Closing Date, a lock up agreement, in the form of Exhibit B hereto, and to do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Closing Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Offered Securities from it.

(l)  Restriction on Sale of Securities by the Company. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-

Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of Credit Suisse Securities (USA) LLC (“Credit Suisse”), except for issuances of Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options or vesting of restricted stock or restricted stock units, in each case outstanding on the date hereof and described in the General Disclosure Package, grants of employee or director stock options, restricted stock or restricted stock units pursuant to the terms of a plan in effect on the date hereof and described in the General Disclosure Package or issuances of Lock-Up Securities pursuant to the exercise of such options, provided that such options, stock, units or the Lock-Up Securities issued upon exercise thereof may not be transferred during the Lock-Up Period. The initial Lock-Up Period will commence on the date hereof and continue for 45 days after the date hereof or such earlier date that Credit Suisse consents to in writing.
(m) Agreement to announce lock-up waiver. If Credit Suisse, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter described in Section 7(k) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of such release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit A hereto through a major news service at least two business days before the effective date of the release or waiver.
(n) Emerging Growth Company Status. The Company will notify the Representative in writing on or prior to the date that the Company is no longer an “emerging growth company” as defined in Section 2(a)(19) of the Act.

6. Free Writing Prospectuses. The Company and Selling Stockholders represent and agree that, unless they obtain the prior consent of the Representative, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.
7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein (as though made on such Closing Date), to the accuracy of the statements of officers of the Company and Selling Stockholders made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions precedent:

(a)  Comfort Letters. The Underwriters shall have received a “comfort letter” on the date hereof, dated the date hereof, of each of Grant Thornton LLP and PricewaterhouseCoopers LLP in form and substance satisfactory to the Representative, covering the financial information in the Registration Statement, the General Disclosure Package and the Final Prospectus and other customary matters. In addition, on each Closing Date, the Underwriters shall have received from each such accountant a “bring-down comfort letter” dated such Closing Date addressed to the Underwriters, in form and substance satisfactory to the Representative, in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Registration Statement and the Final Prospectus and (ii) procedures shall be brought down to a date no more than three (3) days prior to such Closing Date.

(b) Reserve Engineer Letter. The Underwriters shall have received a letter on the date hereof, dated the date hereof, and on each Closing Date, dated as of such Closing Date, of John T. Boyd Company in form and substance satisfactory to the Representative, covering the information with respect to the Company’s estimated sand reserves in the Registration Statement, the General Disclosure Package and the Final Prospectus and other customary matters.

(c)  Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company or the Representative, shall be contemplated by the Commission.

(d)  No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representative, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or the NASDAQ Global Market, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on the Nasdaq Global Market or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(e)  Opinion of Outside Counsel for the Company and the Selling Stockholders. The Representative shall have received (i) an opinion, dated such Closing Date, of Akin Gump Strauss Hauer & Feld LLP, in its capacity as counsel for the Company, in form and substance previously agreed upon and (ii) an opinion, dated such Closing Date, of counsel to each Selling Stockholder, in form and substance previously agreed upon.

(f) Opinion of Counsel for Underwriters. The Representative shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representative may require, and the Company and the Selling Stockholders shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g) Officer’s Certificate of the Company and the Selling Stockholders. The Representative shall have received certificates, dated such Closing Date:

(A) of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that: the representations and warranties of the Company set forth in Section 2(a) of this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge and after inquiry to the Commission, are contemplated by the Commission; to such officer’s knowledge, there are no legal or governmental proceedings required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus under the Act and the Rules and Regulations which are not described as required, or any contracts required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus or to be filed as exhibits to the Registration Statement, in each case under the Act and the Rules and Regulations, which are not described and filed as so required; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate; and

(B) of an authorized officer of each Selling Stockholder in which such officer, in such capacity, shall state that (i) the representations and warranties of each Selling Stockholder set forth in Section 2(b) are true and correct on and as of such Closing Date and (ii) each Selling Stockholder has complied with all its agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

    (h)  Lock-Up Agreements. On or prior to the date hereof, the Representative shall have received lockup letters in the form of Exhibit B from MEH Sub LLC and Gulfport Energy Corporation and each of the executive officers and directors of the Company.

(i) W-9. To avoid a 24% backup withholding tax, the Representative shall have received from each Selling Stockholder a properly completed and executed United States Treasury Department Form W-9 (or other applicable from or statement specified by Treasury Department regulations in lieu thereof).

The Company and the Selling Stockholders will furnish the Representative with any additional opinions, certificates, letters and documents as the Representative reasonably requests and conformed copies of documents delivered pursuant to this Section 7. The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8. Indemnification and Contribution. (a) Indemnification of Underwriters by the Company. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated in any Registration Statement at any time or necessary to make the statements therein, not misleading, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated in any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b) Indemnification of Underwriters by Selling Stockholders. The Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section

20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement at any time, any Statutory Prospectus at any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to the above as such expenses are incurred; provided, however, that a Selling Stockholder shall be subject to such liability only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is based upon Selling Stockholder Information or contained in a representation or warranty given by such Selling Stockholder in this Agreement and provided, further, that the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Offered Securities sold by such Selling Stockholder hereunder.

(c) Indemnification of Company, its Directors and Officers and Selling Stockholders. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Selling Stockholder (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement at any time, any Statutory Prospectus at any time, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of (i) the following information in the Final Prospectus furnished on behalf of each Underwriter: the information contained in the seventh paragraph and information with respect to stabilization transactions appearing in the fifteenth paragraph, in each case under the caption “Underwriting.”

(d) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Offered Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue statement or omission or alleged untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e); provided that the liability under this subsection of each Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Offered Securities sold by such Selling Stockholder hereunder.

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 11 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term

“Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. [Reserved].

11. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Stockholders and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

12. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, hand delivered or telecopied and confirmed to the Representative, Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention:  LCD-IBD, or, if sent to the Company, will be mailed, hand delivered or telecopied and confirmed to it at 4727 Gaillardia Parkway, Suite 200, Oklahoma City, Oklahoma 73142, or, if sent to the Selling Stockholders or any of them, will be mailed, delivered or telecopied and confirmed as set forth on Schedule B; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, hand delivered or telecopied and confirmed to such Underwriter.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

14. Representation of Underwriters. The Representative will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16. Absence of Fiduciary Relationship. The Company and the Selling Stockholders acknowledge and agree that:

(a) No Other Relationship. The Representative has been retained solely to act as an underwriter in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Stockholders, on the one hand, and the Representative, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representative has advised or is advising the Company or the Selling Stockholders on other matters;

(b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Selling Stockholders following discussions and arms-length negotiations with the Representative, and the Company and the Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company and the Selling Stockholders have been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Stockholders and that the Representative has no obligation to disclose such interests and transactions to the Company or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company and the Selling Stockholders waive, to the fullest extent permitted by law, any claims they may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representative shall have no liability (whether direct or indirect) to the Company or the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

17. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

18. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

[Signature Pages Follow]

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, Company and the several Underwriters in accordance with its terms.

Very truly yours,

MAMMOTH ENERGY SERVICES, INC.

By:        /s/ Arty Straehla
Name:    Arty Straehla
Title:     CEO

MEH SUB LLC

By:        /s/ Arthur Amron
Name:    Arthur Amron
Title:    Vice President and Assistant Secretary

GULFPORT ENERGY CORPORATION

By:        /s/ Paul K. Heerwagen
Name:    Paul K. Heerwagen, IV
Title:    SVP, Corporate Development

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:        /s/ Robert Santangelo
Name:    Robert Santangelo
Title:    Managing Director

Acting on behalf of itself and as the Representative of the several Underwriters.

Signature Page to Underwriting Agreement

SCHEDULE A

Underwriter	Number of Firm Securities to be Purchased
Credit Suisse Securities (USA) LLC	2,400,000
Barclays Capital Inc.	400,000
Johnson Rice & Company L.L.C.	250,000
Raymond James & Associates, Inc.	250,000
Tudor, Pickering, Holt & Co. Securities Inc.	250,000
Piper Jaffray & Co.	250,000
Capital One Securities, Inc.	80,000
Imperial Capital, LLC	80,000
PNC Capital Markets LLC	40,000
Total	4,000,000

A-1

SCHEDULE B

Selling Stockholder	Number of Firm Securities to be Sold	Number of Optional Securities to be Sold
MEH Sub LLC	2,764,400	414,660
Gulfport Energy Corporation	1,235,600	185,340
Total......................................................................	4,000,000	600,000

The notice address for each Selling Stockholder for purposes of Section 12 of this Agreement is as follows:

MEH Sub LLC
c/o Wexford Capital LP
411 West Putnam Avenue
Greenwich, CT 06830
Attn: General Counsel

Gulfport Energy Corporation
14313 N. May Avenue, Suite 100
Oklahoma City, OK 73134
Attn: Chief Financial Officer

B-1

SCHEDULE C

1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)
“General Use Issuer Free Writing Prospectus” includes each of the following documents:
None.

2.	Other Information Included in the General Disclosure Package
The following information is also included in the General Disclosure Package:
Price per share to the public: As to each investor, the price paid by such investor.

C-1

SCHEDULE D

Subsidiaries of the Company

Entity	Percentage Ownership	Jurisdiction
5 Star Electric LLC	100%	KY
Barracuda Logistics LLC	100%	DE
Bison Drilling and Field Services LLC	100%	DE
Bison Trucking LLC	100%	DE
Cobra Acquisitions LLC	100%	DE
Cobra Energy LLC	100%	DE
Great White Sand Tiger Lodging Ltd.	100%	Alberta, CA
Higher Power Electrical LLC	100%	TX
Mammoth Energy Partners LLC	100%	DE
Mammoth Energy Services, Inc.	100%	DE
Mammoth Equipment Leasing LLC	100%	DE
Mr. Inspections LLC	100%	DE
Muskie Proppant LLC	100%	DE
Panther Drilling Systems LLC	100%	DE
Piranha Proppant LLC	100%	DE
Redback Energy Services LLC	100%	DE
Redback Coil Tubing LLC	100%	DE
Redback Pumpdown Services LLC	100%	DE
Silverback Energy Services LLC	100%	DE
South River Road LLC	100%	WI
Stingray Cementing LLC	100%	DE
Stingray Energy Services LLC	100%	DE
Stingray Logistics LLC	100%	DE
Stingray Pressure Pumping LLC	100%	DE
Sturgeon Acquisitions LLC	100%	DE
Taylor Frac LLC	100%	WI
Taylor Real Estate Investments LLC	100%	WI
Tiger Shark Logistics LLC	100%	DE
White Wing Tubular Services LLC	100%	DE

D-1

Exhibit A

[Form of Press Release]

Mammoth Energy Services, Inc.
[Date]

Mammoth Energy Services, Inc. (“Company”) announced today that Credit Suisse Securities (USA) LLC, the lead book-running manager in the recent public sale of        shares of common stock of the Company, is [waiving] [releasing] a lock-up restriction with respect to    shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on    , 20 , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit B

Form of Lock-Up Letter

Mammoth Energy Services, Inc.
4727 Gaillardia Parkway, Suite 200
Oklahoma City, OK 73142

Credit Suisse Securities (USA) LLC
as Representative of the several Underwriters
named in the Underwriting Agreement specified below
c/o    Credit Suisse Securities (USA) LLC
Eleven Madison Avenue,
New York, N.Y. 10010-3629

Dear Sirs:

As an inducement to the Underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering will be made of shares of common stock, par value $0.01 per share (the “Securities”), of Mammoth Energy Services, Inc., and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC (“Credit Suisse”). In addition, the undersigned agrees that, without the prior written consent of Credit Suisse, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

The initial Lock-Up Period will commence on the date of this Lock-Up Agreement (this “Lock-Up Agreement”) and continue and include the date 45 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Any Securities received upon exercise of options or other securities of the Company granted to the undersigned will also be subject to this Lock-Up Agreement. Any Securities acquired by the undersigned in the open market will not be subject to this Lock-Up Agreement; provided that with respect to any sale or other disposition of such Securities, no filing under the Securities Exchange Act of 1934 (the “Exchange Act”) (other than on Form 5) or other public announcement shall be required or shall be voluntarily made by any party in connection with subsequent sales of such Securities acquired in such open market transactions during the Lock-Up Period. Additionally, the restrictions in this Lock-Up Agreement shall not apply to (a) any exercise of options or vesting or exercise of any other equity-based award, in each case, outstanding on the Public Offering Date, and in each case under the Company’s equity incentive plan or any other plan or agreement described in the prospectus included in the Registration Statement, provided that any Securities received upon such exercise or vesting will also be subject to this Lock-Up Agreement, (b) the entering into a written trading plan designed to comply with Rule 10b5-1 of the

Exchange Act, provided that no sales are made pursuant to such trading plan during the Lock-Up Period, provided that no filing or public announcement by any party under the Exchange Act or otherwise shall be required (or shall be voluntarily made in connection with such trading plan), (c) transfers as a bona fide gift or gifts, (d) transfers to a family member, trust, family limited partnership or family limited liability company for the direct or indirect benefit of the undersigned or his or her family members, (e) transfers by testate or intestate succession, (f) if the undersigned is a partnership, limited liability company or a corporation, transfers to its limited partners, members or stockholders as part of a distribution, or to any corporation, partnership or other entity that is its affiliate, (g) the sale by an officer or director of the Company, together with the sales by other officers or directors of the Company signing substantially similar agreements of up to 100,000 Securities in the aggregate, as allocated by the Company or (h) to the extent applicable, transfers to the undersigned’s employer, if required by the terms of such individual’s employment, provided that in each transfer pursuant to clauses (c)-(f) the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, such transfer shall not involve a disposition for value and no filing or public announcement by any party (donor, donee, transferor or transferee) under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5); provided further, that in the case of clause (h), the transferee agrees to be bound by the terms of this or a substantially similar Lock-Up Agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions in this Lock-Up Agreement shall be equally applicable to any issuer-directed Securities the undersigned may purchase in the above-referenced offering.

If the undersigned is an officer or director of the Company, (i) Credit Suisse agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Securities, Credit Suisse will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Credit Suisse hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

It is understood that if the Underwriting Agreement is executed yet terminates (other than the provisions thereof that survive termination) prior to payment for and delivery of the Offered Securities, the undersigned shall be released from all obligations under this Lock-Up Agreement. Further, this Lock-Up Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before August 1, 2018. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

....................................................
[Name of stockholder]